Exhibit 4.5

EXECUTION VERSION

GENUTEC BUSINESS SOLUTIONS, INC.

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of September 16, 2005 (this “Agreement”), among Technology Investment Capital Corp., a Maryland corporation (together with its successors and assigns, “TICC”), Seaview Mezzanine Fund LP, a Delaware limited partnership (together with its successors and assigns, “Seaview”; TICC and Seaview are hereinafter sometimes referred to collectively as the “Investors” and each individually as an “Investor”), and GenuTec Business Solutions, Inc., a Montana corporation (the “Company”).

R E C I T A L S

WHEREAS, the Investors have agreed, pursuant to the terms of and subject to the conditions set forth in the Preferred Stock and Warrant Purchase Agreement, dated as of September 16, 2005, by and among the Company and the Investors (as from time to time amended, modified or supplemented, the “Stock Purchase Agreement”), to purchase certain shares of Series A Exchangeable Preferred Stock, par value $.0001 per share, and certain Warrants (as defined below), including the Initial Warrants and the Additional Warrants (each as defined in the Stock Purchase Agreement), to purchase shares of the Class A Voting Common Stock, par value $.01 per share, of the Company (the “Common Shares”); and

WHEREAS, the Company has agreed, as a condition precedent to the Investors’ obligations under the Stock Purchase Agreement, to grant the Investors certain registration rights; and

WHEREAS, the Company and the Investors desire to define the registration rights of the Investors on the terms and subject to the conditions herein set forth;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

SECTION 1.                                DEFINITIONS

As used in this Agreement, the following terms have the respective meanings set forth below:

Affiliate:  shall mean any Person directly or indirectly controlling, controlled by or under common control with such Person or entity.

Business Day: shall mean any day except a Saturday, a Sunday or a legal holiday in New York City.

Commission:  shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

Exchange Act:  shall mean the Securities Exchange Act of 1934, as amended.

Holder:  shall mean any holder of Registrable Securities (and for such purposes a holder of Warrants shall be deemed to be a Holder of the Registrable Securities issuable upon exercise thereof).

Initial Public Offering:  shall mean the initial underwritten public offering by the Company of Common Shares for cash pursuant to an effective registration statement under the Securities Act, other than a registration relating solely to employee benefit plans or solely to a transaction described in Rule 145(a) of the Commission.

NASD:  shall mean the National Association of Securities Dealers, Inc.

NASDAQ:  shall mean The Nasdaq Stock Market, Inc.

Other Holders:  shall mean Persons other than the Holders who, by virtue of agreements with the Company or otherwise, are entitled to include the securities of the Company that they own in a registration.

Person:  shall mean an individual, partnership, limited liability company, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

register, registered and registration:  shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement.

Registrable Securities:  shall mean (A) all Common Shares issuable upon exercise of the Warrants, (B) any additional Common Shares acquired by either Investor or by any other holder of Warrants, and (C) any equity securities of the Company issued as a distribution with respect to, or in exchange for or in replacement of, the Common Shares referred to in clause (A) or (B).

Registration Expenses:  shall mean all expenses incurred by the Company in connection with any registration effected pursuant to Section 2(a) or (b) hereof, including, without limitation, all Commission, stock exchange and Nasdaq registration, filing and listing fees, printing, engraving, duplication, distribution and delivery expenses, blue sky fees and expenses (including the reasonable fees and disbursements of underwriters’ counsel in connection with blue sky qualifications and filings), the fees and disbursements of one firm of counsel for all the selling Holders, and the fees and disbursements of counsel for the Company, and the fees and expenses of the Company’s independent public accountants (including, without limitation, the expense of any special audits or “cold comfort” letters incident to or required in connection with any such registration), but excluding Selling Expenses with respect to the Registrable Securities sold pursuant to such registration;

Security, Securities:  shall have the meaning set forth in Section 2(1) of the Securities Act.

Securities Act:  shall mean the Securities Act of 1933, as amended.

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Selling Expenses:  shall mean all underwriting discounts and selling commissions with respect to the sale of Registrable Securities pursuant to any registration under Section 2(a) or 2(b) hereof, and all fees and disbursements of counsel for each of the Holders other than the fees and disbursements of one firm of counsel for all the selling Holders in connection therewith.

Warrants:  shall mean the warrants issued pursuant to the Stock Purchase Agreement or the Note Purchase Agreement (as defined in the Stock Purchase Agreement).

SECTION 2.                                REGISTRATION RIGHTS

(a)           Company Registration.

(i)          Inclusion in Piggyback Registration.  If the Company shall determine to register under the Securities Act any of its equity securities either for its own account or for the account of Other Holders (whether pursuant to an Initial Public Offering or otherwise) and such registration has an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $1,000,000, other than a registration relating solely to employee benefit plans or solely to a transaction described in Rule 145(a) of the Commission, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

(A)          promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(B)           subject at all times to the provisions of Section 2(a)(ii) below, include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in Section 2(a)(i) above.  Such written request may specify all or a part of the Holders’ respective Registrable Securities.

(ii)         Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(a)(i)(A).  In such event, the right of each of the Holders to registration pursuant to this Section 2(a) shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ Registrable Securities in the underwriting to the extent provided herein.  The Holders whose securities are to be included in such registration (other than either Investor, if such Investor elects not to participate in such underwriting) shall (together with the Company and the Other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters (the “Representative”) selected for underwriting by the Company.  Notwithstanding any other provision of this Section 2(a), if the Representative determines that the successful marketing of securities for the account of the Company, or other factors, either (A) require a limitation on the number of securities to be underwritten, or (B) would require the exclusion from such registration of all securities of selling stockholders, the number of securities that may be included in the registration and underwriting by each of the Holders and the Other Holders shall either be (x) reduced, on a pro rata basis (based on the number of securities held by such Holder or Other Holder), by such minimum number of securities as is necessary to comply with such limitation, or (y) excluded entirely from such registration.  If any of the Holders or any officer, director or Other Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(iii)        Right to Abandon or Delay Registration.  If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and upon giving that notice (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration without prejudice and (ii) in the case of a determination to delay registering, the Company shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

(b)           Demand Registrations.  The Company intends to use its best efforts to complete an Initial Public Offering and to qualify for registration on Form S-3 for secondary sales.  Subject at all times to the provisions of Section 2(b)(ii) below, the Holders shall have the right to request two registrations on Form SB-2 or Form S-1, as applicable, and after the Company has qualified for the use of Form S-3, the Holders shall have the right to request an unlimited number of registrations on Form S-3 (which requests shall be in writing and shall state the number of Registrable Securities to be disposed of and the intended method of disposition of such securities by such holders), in accordance with and subject to the following provisions:

(i)          The Company shall not be required to effect a registration pursuant to this Section 2(b) unless the Holder or Holders requesting such registration (each, a “Requesting Holder”) propose to dispose of Registrable Securities having an aggregate price to the public (before deduction of underwriting discounts and expenses of sale) of more than $1,000,000.

(ii)         The Company shall not be required to effect a registration pursuant to this Section 2(b) within 180 days after the effective date of the registration relating to the Company’s Initial Public Offering (whether or not securities held by the Requesting Holder were included for sale or distribution in such registration), or the effective date of the most recent registration pursuant to this Section 2 in which securities held by the Requesting Holder could have been included for sale or distribution.

(iii)        The Company shall not be obligated to effect any registration pursuant to this Section 2(b) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

(iv)        The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this Section 2(b) and shall provide a reasonable opportunity for Other Holders to participate in the registration, subject to the limitations set forth in clause (v) of this Section 2(b), if applicable, in the case of an underwritten offering.  Subject to the limitations set forth in this clause (iv) and elsewhere in this Section 2(b), the Company will use its best efforts to effect promptly the registration of all Registrable Securities to the extent requested by the Holder or Holders thereof for purposes of disposition.

(v)         If Other Holders request such inclusion, the Requesting Holders shall offer to include the securities of such Other Holders in the registration and may condition such offer on their acceptance of the further applicable provisions of this Section 2.  The Requesting Holders whose securities are to be included in such registration and the Company shall (together with all Other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the Representative of the underwriter or underwriters selected for such underwriting by the Requesting Holders and reasonably acceptable to the Company.  Notwithstanding any other provision of this Section 2(b), if the Representative advises the Holders in writing that marketing factors require a limitation on the number of securities to be underwritten, the securities of the Company held by Other Holders shall be excluded from such registration to the extent so required by such limitation.  If, after the exclusion of all such securities held by Other Holders, further reductions are still required, the number of securities included in the registration by each Requesting Holder shall be reduced on a pro rata basis (based on the number of securities held by such Requesting Holder), by such minimum aggregate number of securities as is necessary to comply with such request.  No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.  If any Other Holder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the Representative and the Requesting Holders.  The securities so withdrawn shall also be withdrawn from registration.  If the Representative has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account, in such registration if the Representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(vi)        If, at the time of any request by Requesting Holders to register Registrable Securities pursuant to this Section 2(b), in the good faith determination of the Company’s Board of Directors, the Company or its stockholders would be adversely affected by the requested registration, then the Company may, at its option, direct that such registration request be delayed for a period not in excess of 90 days from the date of such request.  The Company’s right to delay a registration request pursuant to this Section 2(b)(vi) may not be exercised by the Company more than once in any 12-month period.

(c)           Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their securities so registered.

(d)           Registration Procedures.  In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense, the Company will:

(i)          use its commercially reasonable efforts to keep such registration effective for a period of one hundred eighty (180) days or until the selling Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such 180-day period shall be extended for a period of time equal to the period during which the selling Holders, as applicable, refrain from selling any securities included in such registration in accordance with provisions in Section 2(i) hereof; and (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended until the earlier of (w) two years after the effective date of such registration statement or (x) the date on which all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement;

(ii)         furnish to each selling Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(iii)        use reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any selling Holder reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) subject itself to taxation in any such jurisdictions, (C) consent to general service of process in each such jurisdiction or (D) undertake such actions in any jurisdiction other than the states of the United States of America and the District of Columbia);

(iv)        notify each selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(v)         use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statements as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

(vi)        make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

(vii)       otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(viii)      furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the

Holders participating in such registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.

(e)           Indemnification.

(i)          The Company will indemnify each of the Holders, as applicable, each of their respective officers, directors and partners, and each Person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each Person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each Person controlling each of the Holders, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

(ii)         Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter, each Other Holder and each of their officers, directors, and partners, and each Person controlling such Other Holder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder in writing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Holders, directors, officers, partners, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein, except in the case of actual fraud or willful misconduct by such Holder.

(iii)        Each party entitled to indemnification under this Section 2(e) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the Indemnifying Party is materially prejudiced thereby.  No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(iv)        If the indemnification provided for in this Section 2(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(v)         Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

(vi)        The foregoing indemnity agreement of the Company and the Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the “Final Prospectus”), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(f)            Information by the Holders.  Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

(g)           Cooperation by the Holders.

(i)          Each of the Holders holding securities included in any registration shall cooperate as reasonably requested by the Company with the Company in connection with the preparation of the registration statement, and for so long as the Company is obligated to file and keep effective the registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding such Holder and its plan of distribution of the Registrable Securities as may be reasonably necessary to enable the Company to prepare the registration statement and prospectus covering the Registrable Securities, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

(ii)         During such time as such Holder may be engaged in a distribution of the Registrable Securities, such Holder shall comply with Regulation M promulgated under the Exchange Act and pursuant thereto it shall, among other things; (x) not engage in any stabilization activity in connection with the securities of the Company in contravention of such regulation; (y) distribute the Registrable Securities under the registration statement solely in the manner described in the registration statement; (z) cease distribution of such Registrable Securities pursuant to such registration statement upon receipt of written notice from the Company that the prospectus covering the Registrable Securities contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading.

(h)           Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

(i)          use its best efforts to make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”), at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)         use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(iii)        so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

(i)            “Market Stand-off” Agreement.  Each of the Holders agrees, if requested by the Company and an underwriter of equity securities of the Company, not to sell or otherwise transfer or dispose of any Registrable Securities held by such Holder for a period required by the underwriters and designated by the Company, which period shall begin not more than 30 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall last not more than 180 days after the effective date of such registration statement in the case of the Company’s initial public offering, or 90 days after the effective date of such registration statement in the case of any such other offering.  If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect.  The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the applicable period.  The provisions of this Section 2(i) shall be binding upon any transferee who acquires Registrable Securities.

(j)            Termination of Registration Rights.  (i)  No Holder shall be entitled to exercise any right provided for in this Section 2 after five (5) years following the consummation of the Initial Public Offering; and (ii) the registration rights set forth in this Section 2 shall not be available to any Holder if, in the opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under Rule 144 of the Commission) could be sold in any 90-day period pursuant to Rule 144 (without giving effect to the provisions of Rule 144(k)).

SECTION 3.                                MISCELLANEOUS

(a)           Directly or Indirectly.  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(b)           Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed under the law of the State of New York.  The Company hereby agrees that any suit for the enforcement of this Agreement may be brought in the Courts of the State of New York, the courts of the United States for the Southern District of New York, appellate courts from any thereof and consents to the non-exclusive jurisdiction of such courts.  The Company hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 3(e).  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(c)           Participation in Underwritten Registrations.  No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d)           Section Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

(e)           Notices.  All notices hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective (a) on the day on which delivered if delivered personally or transmitted by facsimile transmission, (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service, (c) three Business Days after being sent by registered or certified United States mail, return receipt requested, or (d) if sent by e-mail as provided below, and shall be addressed:

(i)          If to the Company, to:

GenuTec Business Solutions, Inc.

6A Liberty Street, Suite 200

Aliso Viejo, CA  92656

Attention:

Facsimile: Lee J. Danna, President

E-mail: ldanna@genutec.com;

with a copy to:

Gersten Savage, LLP

600 Lexington Avenue

New York, NY  10022

Attention: Stephen A. Weiss

Facsimile: (212) 980-5192

E-mail: sweiss@gskny.com;

(ii)         if to TICC, to:

Technology Investment Capital Corp.

8 Sound Shore Drive, Suite 255

Greenwich, CT  06830

Attention:  Saul B. Rosenthal

Facsimile No.: (203) 983-5290;

with a copy to:

Nixon Peabody LLP

437 Madison Avenue

New York, NY  10022

Attention: Philip A. Haber, Esq.

Facsimile: (866) 855-0026;

(iii)          if to Seaview, to:

Seaview Mezzanine Fund LP

30 Kennedy Plaza, Suite 400

Providence, RI  02903

Attention: David S. Montoya

Facsimile: (401) 421-3533

E-mail: david@seaviewcapital.com

with a copy to:

Breslow & Walker, LLP

100 Jericho Quadrangle, Suite 230

Jericho, NY 11753

Attention: Len Breslow, Esq.

Facsimile: (516) 822-6544

E-mail: lbreslow@breslowwalker.com

or to such other address or addresses or telecopy number or numbers as any of such Persons may most recently have designated in writing to the others by such notice.  Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

(f)            Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Investors by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Investors may destroy any original document so reproduced.  The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investors in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(g)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

(h)           Entire Agreement; Amendment and Waiver.  This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior and contemporaneous understandings and agreements among such parties with respect to subject matter hereof.  This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities.

(i)            Severability.  In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect.

(j)            Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

(k)           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

[REMAINDER OF PAGE INTENTIONALLY BLANK.  SIGNATURES FOLLOW.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

GENUTEC BUSINESS SOLUTIONS, INC.

By:	/s/ Lee J. Danna
Name: Lee J. Danna
Title: President/CEO

TECHNOLOGY INVESTMENT CAPITAL CORP.

By:	/s/ Saul B. Rosenthal
Name: Saul B. Rosenthal
Title: President

SEAVIEW MEZZANINE FUND LP

By:	/s/ David S. Montoya
Name: David S. Montoya
Title: Managing Director